Exhibit 99.1

FOR IMMEDIATE RELEASE

AMN HEALTHCARE TO ACQUIRE MEDFINDERS

Expands Nation’s Largest Healthcare Staffing and Workforce Solutions Company

Increases Growing Clinical Workforce Managed Services Capability

SAN DIEGO, CA – July 28, 2010 – AMN Healthcare Services, Inc. (NYSE: AHS), the nation’s largest healthcare staffing and workforce solutions company, entered into a definitive agreement to acquire the parent company of Arlington, Texas-based Nursefinders, Inc. (dba Medfinders), one of the nation’s leading providers of clinical workforce managed services programs. Through its multi-brand strategy, Medfinders also provides travel nurse and allied staffing, locum tenens, physician search services, and home healthcare services, as well as local nurse and allied staffing in support of its managed services programs.

“Bringing together the experience and diverse capabilities of both companies in healthcare staffing and managed services will create significant short and long-term benefits for our clients,” said Susan Nowakowski, President and CEO of AMN Healthcare. “The expansion of our service lines resulting from this combination will substantially improve our ability to deliver an innovative, total workforce management and staffing solution to our broad and growing client base. This is a strategic opportunity for two leaders in healthcare staffing to come together to achieve additional sales and operating efficiencies while immediately enhancing and expanding our service offerings.”

“This is an ideal combination for our clients, healthcare professionals, and team members,” said Bob Livonius, CEO of Medfinders. “As an integrated and increasingly diverse company, we will be even more effective and efficient in delivering high quality and innovative workforce management solutions to our clients across the full spectrum of clinical specialties and services.”

Under the terms of the agreement, AMN will acquire all of the outstanding equity of Medfinders’ parent company for approximately 6.3 million shares of AMN Healthcare Services, Inc. common stock, and approximately 5.7 million shares of AMN Series A Conditional Convertible Preferred Stock with a liquidation preference of $10.00 per share and, a dividend rate of 11% per annum. Initially, the preferred stock will be non-voting and will not be convertible into shares of AMN common stock. Following the closing of the transaction, AMN shareholders will be asked to approve at a shareholders’ meeting the voting rights of the preferred stock and the convertibility on a one-for-one basis. AMN expects to file a proxy statement with the Securities and Exchange Commission following the closing. If AMN’s shareholders approve the conversion and the voting features of the preferred stock within 180 days of the closing of the transaction, the preferred stock shall cease to accrue dividends and any accrued dividends will be forgiven.

In connection with the transaction, AMN Healthcare is expected to refinance its existing Term B facility of approximately $107 million and pay off Medfinders’ existing debt facilities totaling approximately $132 million. AMN Healthcare expects to amend and extend its current Term B loan and increase its balance by an estimated $68 million to $175 million and issue a second lien term loan of $50 million. In addition, AMN Healthcare expects to amend and extend its existing revolving credit facility, which is expected to be undrawn at closing.

Valuing all of the equity securities to be issued in the transaction using AMN Healthcare’s closing share price on the day immediately preceding the execution of the definitive agreement, and assuming conversion of the preferred securities to be issued by AMN Healthcare, the transaction has a value of approximately $220 million (including approximately $132 million of Medfinders’ indebtedness to be refinanced). Upon consummation of the transaction, former Medfinders’ shareholders will own approximately 26% of AMN Healthcare Services, Inc. (on an as-converted, fully-diluted basis). The transaction, which is expected to be accretive to full year earnings in 2011, is expected to close in the third quarter of 2010, and is subject to customary closing conditions, regulatory approvals and receipt of debt financing.

“Our clients are seeking new, more sophisticated, value-added workforce solutions, and they desire a partner who can deliver a broad suite of offerings with their changing needs,” noted Ms. Nowakowski. “The combined capabilities of AMN Healthcare and Medfinders will provide immediate benefit to our clients and position us to be a more capable, innovative partner.

“Expanding into home healthcare also represents an opportunity to capitalize on future growth in a fragmented industry that we anticipate, similar to our core staffing businesses, will be fueled by the long-term dynamics of an aging population. This acquisition advances our long-term strategy of leveraging our core competencies, operational infrastructure, and extensive network of clinicians seeking career opportunities at a local and national level. We believe the value, breadth and depth of services we can offer to our clients will be unparalleled within the industry.”

Conference Call on July 29, 2010

AMN Healthcare will host a live conference call and webcast on Thursday, July 29, 2010 at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss the acquisition and second quarter 2010 earnings results. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 553-0326 in the U.S. or (612) 332-0720 internationally. A telephonic replay of the call will be available at 11:00 a.m. Eastern Time on July 30, 2010, and can be accessed until 11:59 p.m. Eastern Time on August 19, 2010, by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 163114. Alternatively, a replay of the webcast will be available at the company’s website at 11:00 a.m. Eastern Time on July 30, 2010.

About AMN Healthcare

AMN Healthcare Services, Inc. is the nation’s largest provider of comprehensive healthcare staffing and workforce solutions. As a leading provider of travel nurse and allied staffing services, locum tenens (temporary physician staffing) and physician permanent placement services, AMN Healthcare recruits and places healthcare professionals on assignments of variable lengths and in permanent positions with clients throughout the United States, ranging from acute-care hospitals and physician practice groups to other healthcare settings. AMN Healthcare also offers flexible, customized workforce management solutions to healthcare organizations through its managed services program and recruitment process outsourcing services. For more information, visit http://www.amnhealthcare.com.

About Medfinders

Nursefinders, Inc. (dba Medfinders) is a leading provider of clinical managed services programs, also known as vendor management services, to healthcare facilities across the country. The company also provides nursing and allied health local and travel staffing, locum tenens, physician permanent placement services, as well as home healthcare services. The company has more than 80 offices across the U.S. and places thousands of healthcare professionals in healthcare assignments each year. For more information, visit http://www.medfinders.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding the terms, value and anticipated benefits of the acquisition, including sales and operational efficiencies and expanded service offerings, the anticipated shareholder vote, refinancing of the company’s credit facility, accretion to earnings, home healthcare opportunities, dynamics of an aging population and advancement of the company’s long-term strategy, and the value, breadth and depth of the company’s services. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other quarterly and periodic reports filed with the SEC. These statements reflect the company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval. Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this press release have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Contact:

Amy C. Chang

Vice President, Investor Relations

866.861.3229

CONTACT: Amy C. Chang, Vice President, Investor Relations of AMN Healthcare Services, Inc., 1-866-861-3229

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